2000 Westchester Avenue, Purchase, New York 10577 •?(914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) –?(914) 701-8200 Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports First-Quarter Earnings

•	Adjusted Net Income of $5.9 Million, $0.22 per Share

•	Tax Planning Drives Reported Net Income of $20.1 Million, $0.76 per Share

•	$36.5 Million of Stock Buybacks, 903,301 Shares Repurchased

•	2013 Earnings Outlook Affirmed; Adjusted EPS Guidance Raised to $4.80 from $4.65 to Reflect Repurchase Activity

PURCHASE, N.Y., May 2, 2013 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW), a leading global provider of outsourced aircraft and aviation operating solutions, today announced adjusted net income attributable to common stockholders of $5.9 million, or $0.22 per diluted share for the first quarter of 2013 compared with adjusted earnings of $13.6 million, or $0.51 per diluted share, for the first quarter of 2012.

On a reported basis, net income attributable to common stockholders in the first quarter totaled $20.1 million, or $0.76 per diluted share, compared with $12.8 million, or $0.48 per diluted share in the year-ago quarter.

Adjusted earnings in the first quarter of 2013 exclude an income tax benefit of $14.2 million, or $0.54 per diluted share, related to the tax treatment of extraterritorial income from the offshore leasing of certain aircraft. Adjusted earnings in the first quarter of 2012 exclude fleet retirement costs of $0.9 million, or $0.03 per diluted share.

First-quarter revenue grew 5% to $377.3 million, with operating income increasing 10% to $22.6 million and operating margin expanding slightly. Free cash flow for the period totaled $42.4 million compared with $1.0 million in the first quarter of 2012.

“Our first-quarter results and initiatives demonstrate the benefits of a modern, efficient fleet, diversified business mix and solid balance sheet in a challenging business environment,” said William J. Flynn, President and Chief Executive Officer.

“Operating income during the quarter reflected the strength of our ACMI operations, especially our new 747-8 freighters. It also gained from new organizational capabilities and the evolution of our business, such as our expanding 767 service and growing CMI operations. We also realized operating efficiencies through our continuous improvement initiatives.

“Capitalizing on our financial strength, we acquired an immediately profitable 777 freighter under long-term customer lease for our Dry Leasing business. We also implemented an immediately accretive share repurchase program that acquired 3.4% of our outstanding stock for a total of $36.5 million through late April.

“Earnings in the first quarter were in line with our expectations and our outlook for the year. As a result, we are affirming previous guidance for 2013 but we are raising our expected adjusted earnings per share to $4.80 from $4.65 to reflect our actual and anticipated share repurchases.”

First-Quarter Results

Revenue, volume and profitability growth in our core ACMI business during the first quarter were driven by our new 747-8Fs, with four additional -8F aircraft in service compared with the first quarter of 2012, as well as the continued ramp up of CMI flying for Boeing and DHL Express.

Improved ACMI segment earnings during the period also benefited from higher rates per block hour and lower maintenance expense for our 747-8Fs, partially offset by the redeployment of 747-400 aircraft to other business segments.

In AMC Charter, strong growth in passenger service volumes partially offset a 41% reduction in cargo block hours, a reduction in the number of one-way AMC missions, and lower average cargo revenue per block hour, which led to a decline in segment contribution. Lower average passenger revenue per block hour during the period stemmed from an increase in flying on smaller-gauge 767 aircraft added to supplement our wide-body 747-400 passenger service and enhance our share of military passenger business.

Segment results in Commercial Charter reflected the seasonal nature of this business and were primarily related to a reduction in yields driven by soft first-quarter global charter-market conditions.

Results in the first quarter were also affected by higher non-operating expenses, primarily due to a reduction in capitalized interest on 747-8F aircraft that entered service.

Income Taxes

Reported earnings for the first quarter of 2013 included an effective income tax rate benefit of 97.4%, reflecting a federal income tax benefit of $14.2 million related to the tax treatment of extraterritorial income from the offshore leasing of certain of our aircraft.

Cash, Cash Equivalents and Short-Term Investments

At March 31, 2013, our cash, cash equivalents and short-term investments totaled $343.9 million, compared with $419.9 million at December 31, 2012.

The change in cash, cash equivalents and short-term investments was primarily driven by an increase in cash provided by operating and financing activities, offset by cash used for investing activities.

Net cash used for investing activities in the first quarter of 2013 primarily related to the purchase of a 747-8F aircraft for our ACMI operations and a 777-200LRF aircraft for our Dry Leasing business.

Net cash provided by financing activities primarily reflected proceeds from the issuance of debt in connection with the acquisitions of these aircraft. These proceeds were partially offset by payments on debt obligations and a prepayment under an accelerated share repurchase program agreement (“ASR”).

Share Repurchase Activity

Between mid-February and late April 2013, we repurchased 903,301 shares of our common stock for $36.5 million at an average cost of $40.40 per share. The shares were acquired pursuant to an ASR with an investment bank that settled on April 25, 2013.

We acquired 427,168 of these shares during the period ended March 31, 2013, which added $0.01 per diluted share to our adjusted and reported earnings for the first quarter.

Future repurchases may be made at our discretion, and the actual timing, form and amount will depend on company and market conditions.

Outlook

We expect to generate strong earnings and cash flow in 2013. Led by ACMI, each of our business segments is expected to be profitable for the year.

Incorporating our share repurchase activity, we anticipate that our adjusted fully diluted earnings per share this year will total approximately $4.80, an increase from prior guidance of approximately $4.65. Including the extraterritorial income tax benefit of $0.54 per share, our reported fully diluted earnings per share in 2013 should be approximately $5.34.

Both adjusted and reported full-year 2013 EPS guidance assume the repurchase of $50.0 million of our outstanding stock during the year.

Our expectation for full year 2013 operating performance is unchanged from the outlook we issued last quarter. We now expect to fly fewer block hours in our Commercial Charter segment in 2013 than we previously forecast. We also expect lower operating expenses as a result of continuous improvement initiatives that drive productivity improvements and operating efficiencies. These initiatives target all aspects of our business, including engine overhauls, procurement efforts, passenger catering, ground travel, and crew scheduling.

Similar to the first quarter, adjusted and reported full-year earnings in 2013 will reflect strong growth from the company’s 747-8Fs in ACMI, driven by an increase in the number of -8F aircraft in ACMI service compared with 2012, including the incremental placement with Etihad Airways we announced today.

Market growth during 2013 should be seasonal and second-half weighted. We continue to anticipate a sequential increase in our quarterly earnings throughout the year, with approximately 75% of adjusted earnings per share and 66% of reported earnings per share occurring in the second half.

Based on our revised view, block-hour volumes in 2013 are now expected to total approximately 175,000 hours. ACMI segment flying should account for about 135,000, or 77%, of expected 2013 block hours, with about 22,000, or 13%, in Commercial Charter and 18,000, or 10%, in AMC Charter. Passenger charter flying should account for more than 10,000 AMC Charter block hours in 2013.

Based on anticipated deliveries of 747-8Fs in our outstanding order, the average number of -8Fs in service in 2013 should increase to more than eight from 4.3 in 2012.

In addition, we now anticipate that maintenance expense will total approximately $172 million in 2013, about 60% of which should be incurred in the first half of the year.

Mr. Flynn concluded: “In an environment of continuing global uncertainty, we are well-positioned to serve our customers and the airfreight markets. We have performed well. We are ready to capitalize on market improvements. And we are executing a strategic plan that leverages our core competencies, provides a basis for returning capital to our investors through share repurchases, and will enable us to grow over the long term.”

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2013 financial and operating results at 11:00 a.m. Eastern Time on Thursday, May 2, 2013.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information”, click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

http://www.media-server.com/m/p/irs4fn9o

For those unable to listen to the live call, a replay will be available on the above Web sites following the call. A replay will also be available through May 9 by dialing (855) 859-2056 (domestic) and (404) 537-3406 (international) and using Access Code 41686785#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income Attributable to Common Stockholders; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, Atlas Air Worldwide operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and scheduled air cargo service; military cargo and passenger charters; commercial cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2013 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2013	—	March 31, 2012

Operating Revenue
ACMI	$181,170		$154,703
AMC Charter	98,037		121,294
Commercial Charter	91,100		76,947
Dry Leasing	3,747		2,945
Other	3,282		3,415

Total Operating Revenue	$377,336		$359,304

Operating Expenses
Aircraft fuel	93,358		94,763
Salaries, wages and benefits	72,531		70,876
Maintenance, materials and repairs	58,369		52,980
Aircraft rent	40,008		39,418
Depreciation and amortization	17,808		14,303
Passenger and ground handling services	16,772		12,771
Travel	15,179		12,620
Navigation fees, landing fees and other rent	14,112		13,055
Gain on disposal of aircraft	(23)		(196)
Other	26,625		28,135

Total Operating Expenses	354,739		338,725

Operating Income	22,597		20,579

Non-operating Expenses / (Income)
Interest income	(5,176)		(4,909)
Interest expense	18,440		13,963
Capitalized interest	(1,402)		(6,352)
Other (income) expense, net	552		(297)

Total Non-operating Expense (Income)	12,414		2,405

Income before income taxes	10,183		18,174
Income tax expense	(9,920)		7,234

Net Income	20,103		10,940
Less: Net loss attributable
to noncontrolling interests	25		(1,895)

Net Income Attributable
to Common Stockholders	$20,078		$12,835

Earnings per share:
Basic	$0.76		$0.49

Diluted	$0.76		$0.48

Weighted average shares:
Basic	26,330		26,360

Diluted	26,439		26,488

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		March 31, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents		$330,311	$409,763
Short-term investments		13,638	10,119
Accounts receivable, net of allowance of $4,009 and $3,172, respectively		145,137	127,704
Prepaid maintenance		21,896	22,293
Deferred taxes		27,996	26,390
Prepaid expenses and other current assets		35,597	36,726

Total current assets		574,575	632,995
Property and Equipment
Flight equipment		2,506,699	2,209,782
Ground equipment		42,852	39,230
	Less: accumulated depreciation	(201,150)	(185,419)
Purchase deposits for flight equipment		71,814	147,946

Property and equipment, net		2,420,215	2,211,539
Other Assets
Long-term investments and accrued interest		131,181	140,498
Deposits and other assets		130,025	132,120
Intangible assets, net		34,375	35,533

Total Assets		$3,290,371	$3,152,685

Liabilities and Equity
Current Liabilities
Accounts payable		$25,937	$20,789
Accrued liabilities		167,010	152,467
Current portion of long-term debt[1,2]		230,124	154,760

Total current liabilities		423,071	328,016
Other Liabilities
Long-term debt[1,2]		1,229,416	1,149,282
Deferred taxes		253,199	265,384
Other liabilities		126,309	121,899

Total other liabilities		1,608,924	1,536,565
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	¯	¯
	Common stock, $0.01 par value; 50,000,000 shares authorized; 27,905,527 and
	27,672,924 shares issued, 26,156,859 and 26,443,441, shares outstanding
	(net of treasury stock), as of March 31, 2013 and December 31, 2012, respectively	279	277
Additional paid-in-capital		518,644	544,421
Treasury stock, at cost: 1,748,668 and 1,229,483 shares, respectively		(69,083)	(44,850)
Accumulated other comprehensive loss		(13,926)	(14,263)
Retained earnings		818,754	798,676

Total stockholders’ equity		1,254,668	1,284,261
Noncontrolling interest		3,708	3,843

Total equity		1,258,376	1,288,104

Total Liabilities and Equity		$3,290,371	$3,152,685

1 Balance sheet debt at March 31, 2013 totaled $1,459.5 million, including the impact of $45.6 million of unamortized discount.

2 The face value of our debt at March 31, 2013 totaled $1,505.1 million, compared with $1,350.8 million on December 31, 2012.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Operating Activities:
Net Income Attributable to Common Stockholders	$20,078	$12,835
Net income (loss) attributable to noncontrolling interests	25	(1,895)

Net Income	20,103	10,940
Adjustments to reconcile Net Income
to net cash provided by operating activities:
Depreciation and amortization	21,063	16,405
Accretion of debt securities discount	(2,327)	(2,167)
Provision for allowance for doubtful accounts	(67)	709
Gain on disposal of aircraft	(23)	(196)
Deferred taxes	(9,848)	6,580
Stock-based compensation expense	3,644	4,604
Changes in:
Accounts receivable	(6,584)	(4,855)
Prepaid expenses and other current assets	7,227	3,497
Deposits and other assets	815	(2,251)
Accounts payable and accrued liabilities	20,386	(15,178)

Net cash provided by operating activities	54,389	18,088
Investing Activities:
Capital expenditures	(10,548)	(10,726)
Purchase deposits and delivery payments for flight equipment	(235,492)	(42,936)
Investment in debt securities	¯	(1,179)
Proceeds from short-term investments	2,426	2,660
Proceeds from insurance	9,109	¯
Proceeds from disposal of aircraft	400	415

Net cash used for investing activities	(234,105)	(51,766)
Financing Activities:
Proceeds from debt issuance	224,848	35,695
Purchase of treasury stock	(24,233)	(3,188)
Prepayment of accelerated share repurchase	(30,000)	¯
Excess tax benefit from stock-based compensation expense	581	617
Payment of debt issuance costs	(357)	(1,596)
Payments of debt	(70,575)	(18,312)

Net cash provided by financing activities	100,264	13,216
Net decrease in cash and cash equivalents	(79,452)	(20,462)
Cash and cash equivalents at the beginning of period	409,763	187,111

Cash and cash equivalents at the end of period	$330,311	$166,649

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Operating Revenue:
ACMI	$181,170	$154,703
AMC Charter	98,037	121,294
Commercial Charter	91,100	76,947
Dry Leasing	3,747	2,945
Other	3,282	3,415

Total Operating Revenue	$ 377,336	$ 359,304

Direct Contribution:
ACMI	$39,944	$24,154
AMC Charter	12,737	20,581
Commercial Charter	(8,685)	1,876
Dry Leasing	1,176	1,336
Total Direct Contribution for Reportable Segments	45,172	47,947

Add back (subtract):
Unallocated income and expenses	(35,012)	(29,969)
Gain on sale of aircraft	23	196

Income before Income Taxes	10,183	18,174

Add back (subtract):
Interest income	(5,176)	(4,909)
Interest expense	18,440	13,963
Capitalized interest	(1,402)	(6,352)
Other (income) expense, net	552	(297)

Operating Income	$22,597	$20,579

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, AMC Charter, Commercial Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by senior management.

Direct Contribution consists of income (loss) before taxes, excluding special charges, nonrecurring items, gains on the sale of aircraft, and unallocated fixed costs.

Direct costs include crew costs, maintenance costs, fuel, ground operations, sales costs, aircraft rent, interest expense related to aircraft debt and aircraft depreciation.

Unallocated income and expenses include corporate overhead, non-aircraft depreciation, interest income, foreign exchange gains and losses, other revenue and other non-operating costs, including one-time items.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
		—	March 31, 2013	March 31, 2012	Percent Change

Net Income Attributable to Common Stockholders	$		20,078	$12,835	56.4%
After-tax impact from:
Fleet retirement costs[1]			—	926
ETI tax benefit			(14,160)	—
Gain on disposal of aircraft			(15)	(125)

Adjusted Net Income Attributable to Common Stockholders	$		5,903	$13,636	(56.7%)

Diluted EPS	$		0.76	$0.48	58.3%
After-tax impact from:
Fleet retirement costs[1]			—	0.03
ETI tax benefit			(0.54)	—
Gain on disposal of aircraft			(0.00)	(0.00)

Adjusted Diluted EPS	$		0.22	$0.51	(56.9%)

[1]	Fleet retirement costs in 2012 included incremental employee costs related to the retirement of our 747-200 fleet.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2013	March 31, 2012

Net Cash Provided by Operating Activities	$54,389	$18,088
Less:
Capital expenditures	10,548	10,726
Capitalized interest	1,402	6,352

Free Cash Flow[1]	$42,439	$1,010

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

		For the Three Months Ended
	March 31, 2013		March 31, 2012

Income before income taxes	$	10,183	$18,174
Fleet retirement costs[1]		—	1,453
Gain on disposal of aircraft		(23)	(196)

Adjusted pretax income		10,160	19,431
Interest expense, net		11,862	2,702
Other non-operating expenses		552	(297)

Adjusted operating income before fleet retirement costs and gain on disposal of aircraft		22,574	21,836
Depreciation and amortization		17,808	14,303

EBITDA, as adjusted[2]		40,382	36,139
Aircraft rent		40,008	39,418

EBITDAR, as adjusted[3]	$	80,390	$75,557

[1]	Fleet retirement costs in 2012 included incremental employee costs related to the retirement of our 747-200 fleet.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, fleet retirement costs, and gains on disposal of aircraft, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, fleet retirement costs, and gains on disposal of aircraft, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

			For the Three Months Ended
			March 31,		Increase/
			2013	2012	Decrease
Block Hours
	ACMI		28,089	24,509	3,580
	AMC Charter
	Cargo		1,874	3,189	(1,315)
	Passenger		2,561	1,850	711
	Commercial Charter		4,719	3,691	1,028
	Non revenue		190	434	(244)

	Total Block Hours		37,433	33,673	3,760

Revenue Per Block Hour
	ACMI		$6,450	$6,312	$138
	AMC Charter		22,105	24,071	(1,966)
	Cargo		23,334	24,886	(1,552)
	Passenger		21,206	22,667	(1,461)
	Commercial Charter		19,305	20,847	(1,542)
Average Utilization (block hours per day)
	ACMI[1]		10.5	12.3	(1.8)
	AMC Charter
	Cargo		6.9	8.1	(1.2)
	Passenger		7.1	7.3	(0.2)
	Commercial Charter		7.1	8.1	(1.0)

	All Operating Aircraft[1,2]		9.4	10.9	(1.5)
Fuel
	AMC
		Average fuel cost per gallon	$3.63	$3.61	$0.02
		Fuel gallons consumed (000s)	11,418	14,029	(2,611)
	Commercial Charter
		Average fuel cost per gallon	$3.32	$3.39	$(0.07)
		Fuel gallons consumed (000s)	15,627	13,031	2,596
	1 ACMI and All Operating Aircraft averages in the first quarter of 2013 reflect the impact of
	increases in the number of CMI aircraft and amount of CMI flying compared with the first quarter of 2012.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to
	block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended
	March 31,		Increase/
	2013	2012	Decrease
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8 Cargo	7.0	3.0	4.0
747-400 Cargo[2]	14.7	17.5	(2.8)
747-200 Cargo	-	0.1	(0.1)
767-300 Cargo	1.4	-	1.4
767-200 Cargo	5.0	0.2	4.8
747-400 Passenger	1.0	1.0	—
767-300 Passenger	0.7	0.1	0.6
Total	29.8	21.9	7.9
AMC Charter
747-400 Cargo	3.0	3.6	(0.6)
747-200 Cargo	-	0.7	(0.7)
747-400 Passenger	1.9	1.7	0.2
767-300ER Passenger	2.1	1.1	1.0

Total	7.0	7.1	(0.1)
Commercial Charter
747-400 Cargo	7.2	3.9	3.3
747-200 Cargo	-	0.7	(0.7)
747-400 Passenger	0.1	0.1	—
767-300ER Passenger	0.1	0.3	(0.2)

Total	7.4	5.0	2.4
Dry Leasing
757-200 Cargo	1.0	1.0	—
737-300 Cargo	1.0	—	1.0
777-200 Cargo	0.3	—	0.3
737-800 Passenger	2.0	2.0	—

Total	4.3	3.0	1.3

Total Operating Aircraft	48.5	37.0	11.5

Out of Service[3]	0.5	-	0.5

[1] ACMI average fleet excludes spare aircraft provided by CMI customers. [2] Includes 1.6 and 1.0 Large Cargo Freighters in the three-month periods ended March 31, 2013 and 2012, respectively.
[3] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered. Permanently parked aircraft, all of which are also completely unencumbered, are not included in the operating statistics above.